Exhibit 10.8
                                    AGREEMENT

     This Agreement (the "Agreement"), is entered into by and between FULL TILT SPORTS, INC., a Colorado corporation with its principal place of business located at 212 North Wahsatch, Suite 205, Colorado Springs, Colorado 80903 (the "Company") and LEROY LANDHUIS ("Landhuis") effective as of August 18, 2000.

                                    RECITALS

     WHEREAS, Landhuis acquired 3,594,256 shares of Common Stock of the Company pursuant to the Subscription Agreement and other documents associated therewith dated April 19, 2000 (collectively, the "Transaction");

     WHEREAS, Landhuis and the Company desire to confirm their understanding as to accounting and tax treatment of the Transaction in order to properly prepare respective tax returns.

     WHEREAS, the Company has consulted with its independent accountants concerning this Agreement and in connection with the preparation and filing of the Form 10-Q of the Company for the quarter ended June 30, 2000, and has learned that notwithstanding the bona fide and arm's length nature of the Transaction, that the Company's accountants believe that certain stock grant compensation must be taken into account for financial accounting purposes even though such compensation was not within the contemplation of the parties to the Transaction.

     NOW, THEREFORE, in consideration of the Recitals that shall be deemed to be a substantive part of this Agreement and the mutual covenants, promises, agreements, representations and warranties contained in this Agreement, the parties hereby covenant, promise, agree, represent and warrant as follows:

     1. Accounting. Upon the advice of the independent accountants of the Company, the Company is required to record, for financial statement accounting purposes only, stock grant compensation of an aggregate of $648,000 over the lives of the consulting and rental agreements delivered as part of the Transaction. The parties agree that the financial statement adjustment described in this paragraph is not intended to, and does not, value or measure any consulting or rental income to Landhuis. The Transaction documents accurately establish the value of the shares transferred to Landhuis for consulting, rental and other purposes.

     2. Tax. The Company represents and warrants to Landhuis that the compensation expense recorded by the Company as described in Section 1 will not change the income to Landhuis of the Transaction for tax purposes, which the parties agree is as follows:

     (a) No more than $117,844 of income in 2000 for consulting services, for which the Company will send to Landhuis a Form 1099 evidencing such amount;

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     (b)  No more than  $193,744  of income  in 2000 for rent  (includes  future pre-paid rent and accordingly, no income to Landhuis in 2001);

     (c)  No more than $220,000 of income in 2001 for consulting services;

     (d) Ordinary income in any year of any cash amounts paid to Landhuis by the Company.

The Company agrees that it will not act in any manner contrary to this Agreement, nor will it file any tax return, or execute or deliver any tax document, contrary to this paragraph 2, and will indemnify and hold Landhuis harmless for taxes, interest and penalties on income in excess of the foregoing (or that would result from any acceleration of the receipt of income into any tax year of Landhuis ending earlier than the years set forth above) or resulting from any action of the Company contrary to this Agreement, provided however, that Landhuis shall pay all of his taxes attributable to income as a result of any sale by him of securities of the Company.

Section 8 of the Subscription Agreement is incorporated by reference herein and shall govern as to any interpretation or matters covered by the provisions of such Section.

     IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement, on the date first above written.


     COMPANY:                                    LANDHUIS:

     Full Tilt Sports, Inc.


     By:  /s/ Roger K. Burnett                By:  /s/ LeRoy Landhuis
         ---------------------------               -------------------------
         Roger K. Burnett, President               LeRoy Landhuis